                                                                   EXHIBIT C


                                Galoob Toys, Inc.
                              500 Forbes Boulevard
                      South San Francisco, California 94080


                                  April 2, 1998


Hasbro, Inc.
1027 Newport Avenue
Pawtucket, RI  02861
Attention:  Alfred J. Verrecchia
            Executive Vice President and
            President, Global Operations

Dear Mr. Verrecchia:

         In connection with your analysis of a possible negotiated transaction (the "Transaction") with or involving Galoob Toys, Inc. (the "Company"), you have requested and may from time to time receive oral and/or written information concerning the Company, from officers, directors, employees and/or agents of the Company (collectively, the "Evaluation Material"), which the Company views as containing confidential and/or proprietary information regarding the Company. In consideration of furnishing you (whether prior to or after the date hereof) with the Evaluation Material, you and the Company hereby agree as follows (it being understood that you are also agreeing to cause your affiliates to comply with the provisions hereof):

         (1) All Evaluation Material heretofore or hereafter furnished to you by or on behalf of the Company shall be deemed confidential and shall be kept in strict confidence in accordance with the terms hereof and under appropriate safeguards. The Evaluation Material is to be used solely for the purpose of evaluating a possible transaction between the Company and you, and the Evaluation Material will be kept confidential by you, except that you may disclose the Evaluation Material or portions thereof to those of your directors, officers and employees and representatives of your advisors (the category of persons to whom the disclosure is permissible being collectively called "Representatives") who need to know the information (it being understood that those Representatives will be informed of the confidential nature of the Evaluation Material and

Alfred J. Verrecchia
April 2, 1998
Page 2


                  will agree to be bound by this agreement as if a party hereto and not to disclose the Evaluation Material to any other individual). You agree to be responsible for any breach of this agreement by your Representatives. In the event that you or any of your Representatives become legally compelled (by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process) to disclose any of the Evaluation Material, you shall provide the Company with prompt prior notice of the requirement (by written notice to the Company delivered to the address set forth above and to the attention of the General Counsel) so that the Company may seek (with your cooperation, if so requested by the Company) a protective order or other appropriate remedy. In the event that the protective order or other remedy is not obtained, you agree to furnish only that portion of the Evaluation Material that is legally required. In any event, neither you nor any of your Representatives will oppose action by the Company to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Evaluation Material.

         (2) The term "Evaluation Material" does not include any information that (i) at the time of disclosure or thereafter is generally available to and known by the public (other than as a result of a disclosure directly or indirectly by you or your Representatives), (ii) was available to you on a nonconfidential basis from a source other than the Company or its advisors, provided that the source is not known to you (after reasonable inquiry) to be bound by a confidentiality agreement with the Company or another party, or otherwise prohibited from transmitting the information by a contractual, legal or fiduciary obligation to the Company or another party,
                  (iii) has been independently acquired or developed by you without violating any of your obligations under this agreement, or (iv) is disclosed by the Company to others on an unrestricted and non-confidential basis.

Alfred J. Verrecchia
April 2, 1998
Page 3


         (3) If a Transaction with the Company is not consummated by you or if the Company so requests, you promptly will return to the Company all copies of the Evaluation Material in your possession or in the possession of your Representatives, and you will destroy all copies, notes or extracts thereof, and all copies of any analyses, compilations, studies or other documents (whether in written form or contained in database or other similar form) prepared by you or for your use containing or reflecting any Evaluation Material. If requested by the Company this destruction shall be confirmed in writing by you and your Representatives to the Company. Notwithstanding the return or destruction of the Evaluation Material and the other documents, you and your Representatives shall continue to be bound by your obligations hereunder.

         (4) You and the Company agree that, without the prior written consent of the other, you and the Company will not, and will direct your and its Representatives not to, disclose to any person (i) the fact that we have provided Evaluation Material to you, (ii) that discussions have taken or are taking place between us concerning the Transaction or disclose the status, terms, conditions or other facts concerning such discussions, or (iii) otherwise identify the other by name or by identifiable description to any other person in connection with your or our participation in such discussions, provided, however, that such disclosures may be made if a party has received the opinion of counsel that such disclosure is required by applicable law or stock exchange rules, (and then only subject to and in accordance with the terms of paragraph 1 hereof). The term "person" as used in this agreement will be interpreted broadly to include, without limitation, the media and any corporation, company, partnership or individual. Notwithstanding the foregoing: (x) the Company shall have the right to advise Lucasfilm Ltd. and its subsidiaries, affiliates and related entities ("Lucas") or its representatives that the Company has been contacted by you regarding a possible Transaction, in which event the Company will promptly notify

Alfred J. Verrecchia
April 2, 1998
Page 4


                  you that Lucas has been so advised; and (y) within five business days after the execution and delivery of this Agreement, you and the Company shall jointly advise Lucas that we have entered into a Confidentiality Agreement, after which either of us shall be permitted to discuss the information in this paragraph or in the Evaluation Material relating to Lucas with Lucas or its representatives provided, however, that (a) you shall not disclose the terms or provisions of this Confidentiality Agreement to Lucas without the prior written consent of the Company and (b) within five business days upon reaching an agreement or understanding with Lucas relating to its approval or consent in connection with a Transaction, you will either terminate discussions with the Company by written notice to the Company or disclose to the Company the complete terms of any such agreement or understanding and any modifications of existing terms under licenses with Lucas. Except to the extent required by law, the Company will hold in strict confidence and will not disclose any information with respect to your agreement with Lucas to any third party.

         (5) (a) Subject to subparagraph 5(b) below, during the period from the date hereof through December 31, 1999, you agree that you shall not, and you will ensure that your affiliates, and any person acting on behalf of or in concert with you or any of your affiliates shall not, without the prior written approval of the Board of Directors of the Company, (i) in any manner acquire, agree to acquire or make any proposal to acquire, directly or indirectly, any securities or property of the Company or any of its subsidiaries, (ii) propose to enter into, directly or indirectly, any merger or business combination involving the Company or any of its subsidiaries or to purchase, directly or indirectly, a material portion of the assets of the Company or any of its subsidiaries, other than a confidential proposal made to the Board of Directors of the Company without any public disclosure thereof by you (iii) make, or in any way participate, directly or indirectly, in any "solicitations" of "proxies" (as such terms are used in the proxy rules of the Securities and

Alfred J. Verrecchia
April 2, 1998
Page 5


                  Exchange Commission) to vote, or seek to advise or influence any person with respect to the voting of any securities of the Company or any of its subsidiaries, (iv) form, join or in any way participate in a "group" (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934) with respect to any securities of the Company or any of its subsidiaries,
                  (v) otherwise act, alone or in concert with others, to seek to control or influence the management, Board of Directors or policies of the Company, (vi) disclose any intention, plan or arrangement inconsistent with the foregoing or (vii) advise, assist or encourage any other persons in connection with any of the foregoing. Subject to subparagraph 5(b) below, you also agree during such period not to (i) request the Company (or its directors, officers, employees or agents), directly or indirectly, to amend or waive any provisions of this paragraph (including this sentence) or (ii) take any action which might require the Company to make a public announcement regarding any of the matters specified in this paragraph. You will promptly advise the Company of any inquiry or proposal made to you with respect to any of the foregoing.

                  (b) The restrictions contained in subparagraph 5(a) above shall not apply to you in the event that either or both of the following events shall occur: (i) a tender offer or exchange offer is commenced by another party for a majority of the outstanding common stock of the Company or (ii) a definitive agreement is entered into by the Company providing for the merger of the Company or the sale of more than 50% of the assets or securities of the Company or for any similar business combination involving the Company.

         (6) For a period of one year from the date hereof, you agree that neither you nor any of your subsidiaries will directly or indirectly solicit to employ any of the officers or employees of the Company. The parties agree that this restriction shall not apply to (i) any solicitation directed at the public in general by you in publications available to the public in general, whether or not

Alfred J. Verrecchia
April 2, 1998
Page 6


                  the individuals responding to such general solicitations were also individuals that you may have been acquainted with during the course of the anticipated negotiations, or (ii) your employment of the Company's employees not involving any initial solicitation by you.

         (7) You understand and acknowledge that the Company is not making any representation or warranty, express or implied, as to the accuracy or completeness of the Evaluation Material, and neither the Company nor any of its officers, directors, employees, stockholders, owners, affiliates or agents will have any liability to you or any other person resulting from your use of the Evaluation Material. Only those particular representations or warranties that are made to you in a definitive Transaction Agreement (as defined in paragraph 9 below) when, as, and if it is executed, and subject to the limitations and restrictions as may be specified in the Transaction Agreement, will have any legal effect.

         (8) You acknowledge that you (i) are aware that the United States federal securities laws prohibit any person who has material non-public information about a company which is obtained from the company or its representatives from purchasing or selling any securities of that company or communicating the information to any person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell any of those securities, unless the counterparty in such purchase or sale also has such information or such information is generally available to the market, and (ii) are familiar with the United States Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations promulgated thereunder, and agree that you will not use, or communicate to any person under circumstances where it is reasonably likely that such person is likely to use or cause any person to use, any Evaluation Material in contravention of the Exchange Act or any of its rules and regulations, including Rules 10b-5 and 14e-3. In connection with the foregoing, the Company hereby agrees and acknowledges that you shall be permitted to

Alfred J. Verrecchia
April 2, 1998
Page 7


                  disclose publicly any information (including any information which is otherwise confidential hereunder) which you believe, after receipt of advice of counsel, must be disclosed in order to comply with the Exchange Act and such other securities laws as may be applicable in order to permit you to purchase or offer to purchase any securities of the Company at any time when you are not precluded from doing so under paragraph 5 hereof.

         (9) You and the Company also understand and agree that this agreement pertains only to the confidentiality of Evaluation Material and the related matters expressly stated herein and that no contract or agreement with respect to any possible Transaction shall be deemed to exist between you and the Company and/or the owners or stockholders of the Company unless and until a definitive agreement has been executed and delivered by you and the Company as shall be mutually agreed to by the parties thereto (a "Transaction Agreement"). For purposes of this paragraph, the term "Transaction Agreement" shall not include an executed letter of intent or any other preliminary written agreement, nor does it include any verbal acceptance of an offer or bid.

         (10) You agree that the Company shall be entitled to equitable relief, including injunction and specific performance, in the event of any breach or threatened breach of the provisions of this agreement, in addition to all other remedies available to the Company at law or in equity. You also hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the courts of the State of New York and of the United States located in the City of New York for any actions, suits or proceedings arising out of or relating to this agreement and the transactions contemplated hereby (and you agree not to commence any action, suit or proceeding relating thereto except in those courts), and further agree that service of any process, summons, notice or document by United States registered mail, return receipt requested, to your address set forth above shall be effective service of process, summons,

Alfred J. Verrecchia
April 2, 1998
Page 8


                  notice or document for or in any action, suit or proceeding brought against you in any of those courts. You hereby irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this agreement or the transactions contemplated hereby, in the courts of the State of New York or the United States located in the City of New York, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in that court that any action, suit or proceeding brought in that court has been brought in an inconvenient forum.

         (11) It is further understood and agreed that no failure or delay by the Company in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

                  This letter agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  This agreement contains, and is intended as, a complete statement of all of the terms of the arrangements among the parties with respect to the matters provided for and supersedes any previous agreements and understandings among the parties with respect to those matters.

                  This agreement will be governed by and construed in accordance with the laws of the State of New York, without giving effect to the principles, policies or provisions thereof concerning conflict or choice of law.

Alfred J. Verrecchia
April 2, 1998
Page 9


                  If you agree with the foregoing, please sign and return two copies of this letter, which will constitute our agreement with respect to the subject matter of this letter.


                                       Very truly yours,

                                       GALOOB TOYS, INC.


                                       By: /s/ William G. Catron
                                           -------------------------------
                                           Name:  William G. Catron
                                           Title: Executive Vice President





CONFIRMED AND AGREED

HASBRO, INC.


By: /s/ Alfred J. Verrecchia
    -------------------------------
    Name:  Alfred J. Verrecchia
    Title: Executive Vice President

                                  Hasbro, Inc.
                               1027 Newport Avenue
                               Pawtucket, RI 02862


                                                                   June 23, 1998


Galoob Toys, Inc.
500 Forbes Boulevard
South San Francisco, CA  94080
Attention: Mark N. Goldman
           President and Chief Executive Officer

Dear Mr. Goldman:

                  Reference is made to our letter agreement dated April 2, 1998. The proviso in the third sentence of paragraph 4 of the letter agreement shall be amended to read as follows:

         provided, however, that within five business days upon reaching an agreement or understanding with Lucas relating to its approval or consent in connection with a Transaction, you will either terminate discussions with the Company by written notice to the Company or disclose to the Company the existence of such agreement or understanding, but you shall not be required to disclose any terms of any such agreement or understanding with Lucas or any modifications of existing terms under licenses with Lucas unless and until you and the Company have executed a definitive agreement providing for your acquisition of the Company, which definitive agreement may not be conditioned or terminable in any respect based upon the Company's satisfaction with your agreement with Lucas.

The letter, dated June 18, 1998, which amended the proviso in the third sentence of paragraph 4 of the letter agreement, is hereby superceded and shall be of no force and effect. All other terms of the letter agreement shall remain in full force and effect.

                  If you agree with the foregoing, please sign and return two copies of this letter, which together with the letter agreement, will constitute our complete agreement with respect to the subject matter hereof.

                                       Very truly yours,


                                       HASBRO, INC.



                                       By: /s/ Alfred J. Verracchia
                                           -------------------------------
                                           Name:  Alfred J. Verracchia
                                           Title: Executive Vice President



CONFIRMED AND AGREED

GALOOB TOYS, INC.



By: /s/ Mark D. Goldman
    -------------------------------
    Name:  Mark D. Goldman
    Title: President and
           Chief Executive Officer


                                        2